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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 9, 2002


                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


              Delaware                 1-15951           22-3713430
     (State or other jurisdiction    (Commission        (IRS Employer
          of incorporation)          File Number)     Identification No.)


                 211 Mount Airy Road
                 Basking Ridge, NJ                          07920
      (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (908) 953-6000
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ITEM 5. OTHER EVENTS

         On January 9, 2002, a complaint was filed in the Court of Chancery of the State of Delaware against Avaya Inc., a Delaware corporation (the "Company"), seeking to enjoin the Company from effectuating a reverse stock split followed by a forward stock split described in the Company's proxy statement for its 2002 Annual Meeting of Shareholders to be held on February 26, 2002 (the "Meeting"). At the Meeting, the Company is seeking the approval of its shareholders of each of three alternative transactions:

         o a reverse 1-for-30 stock split followed immediately by a forward 30-for-1 stock split of the Company's common stock;

         o a reverse 1-for-40 stock split followed immediately by a forward 40-for-1 stock split of the Company's common stock; and

         o a reverse 1-for-50 stock split followed immediately by a forward 50-for-1 stock split of the Company's common stock.

         The complaint alleges, among other things, that the manner in which the Company plans to implement the transactions, as described in its proxy statement, violates certain aspects of Delaware law with regard to the treatment of fractional shares and that the description of the proposed transactions in the proxy statement is misleading to the extent it reflects such violations. The action purports to be a class action on behalf of all holders of less than 50 shares of the Company's common stock. The plaintiff is seeking, among other things, damages as well as injunctive relief enjoining the Company from effecting the transactions and requiring the Company to make corrective, supplemental disclosure. Although the transactions will be submitted to the Company's shareholders for approval at the Meeting, this matter is in the early stages and there can be no assurance that this lawsuit will not impair the ability of the Company to implement any of the transactions upon obtaining such approval.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AVAYA INC.


Date: January 17, 2002                      By:  /s/ PAMELA F. CRAVEN
                                                --------------------------------
                                                Name: Pamela F. Craven
                                                Title: Senior Vice President,
                                                       General Counsel and
                                                       Secretary